Exhibit 21.1
LOGITECH INTERNATIONAL S.A.
LIST OF SUBSIDIARIES

Name of Subsidiary	Jurisdiction of Incorporation
AMERICAS
Logitech Argentina S.R.L.	Argentina
Logitech Do Brasil Comercio de Acessorios de Informatica Ltda.	Brazil
Logitech Canada Inc.	Canada
Logitech de Mexico S.A. de C.V.	Mexico
Logitech Inc.	United States of America
Logitech (Streaming Media) Inc.	United States of America
Logitech (Slim Devices) Inc.	United States of America
Ultimate Ears Incorporated	United States of America
UE Acquisition Inc.	United States of America
Logitech Latin America Inc.	United States of America
Blue Microphones Holding Corporation	United States of America
Baltic Latvian Universal Electronics,LLC	United States of America
General Workings Inc.	United States of America
Streamlabs LLC	United States of America
Liminal Collective, Inc.	United States of America
Mevo Inc.	United States of America
Meetio Inc.	United States of America

Name of Subsidiary	Jurisdiction of Incorporation
EMEA
Logitech GmbH	Federal Republic of Germany
Type Software UG	Federal Republic of Germany
Logitech Ireland Services Limited	Ireland
Logitech Benelux B.V.	Kingdom of the Netherlands
Logitech Norway AS	Norway
Logitech Poland Spolka z Ograniczona Odpowiedzialnoscia	Poland
SAS Logitech France	Republic of France
Logitech Italia SRL	Republic of Italy
Limited Liability Company “Logitech”	Russia
Logi Peripherals Technologies (South Africa) (Proprietary) Limited	South Africa
Logitech Espana BCN SL	Spain
Logitech Nordic AB	Sweden
Meetio Holding AB	Sweden
Meetio AB	Sweden
Airica AG	Switzerland
Labtec Europe S.A.	Switzerland
Logitech S.A.	Switzerland
Logitech Europe S.A.	Switzerland
Logitech Schweiz AG	Switzerland
Logitech Services S.A.	Switzerland
Logitech (Streaming Media) S.A.	Switzerland
Logitech Turkey Computer Marketing Services LLC	Turkey
Limited Liability Company "Logitech Ukraine"	Ukraine
Logitech Middle East FZ-LLC	United Arab Emirates
Logitech U.K. Limited	United Kingdom

Name of Subsidiary	Jurisdiction of Incorporation
ASIA PACIFIC
Logitech Australia Computer Peripherals Pty, Limited	Commonwealth of Australia
Logitech Hong Kong Limited	Hong Kong
Logitech Asia Logistics Limited	Hong Kong
Logitech Asia Pacific Limited	Hong Kong
Logitech Electronic (India) Private Limited	India
Logitech Engineering & Designs India Private Limited	India
LogiCool Co., Ltd	Japan
Logi Computer Peripherals (Malaysia) Sdn. Bhd	Malaysia
Logitech New Zealand Co., Limited	New Zealand
Logitech Technology (Suzhou) Company Limited	People’s Republic of China
Logitech (China) Technology Company Limited	People’s Republic of China
Logitech Technology (Shenzhen) Consulting Company Limited	People’s Republic of China
Logitech Philippines Inc.	Philippines
Logitech Korea Ltd	Republic of Korea
Logitech Service Asia Pacific Pte Ltd	Republic of Singapore
Logitech Singapore Pte Ltd	Republic of Singapore
Logitech Far East, Limited	Taiwan, Republic of China
Logitech Vietnam Company Limited	Vietnam